Exhibit 99.1

CAPSTONE BANCSHARES, INC.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
TABLE OF CONTENTS
DECEMBER 31, 2016 AND 2015

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders
Capstone Bancshares, Inc. and Subsidiary

We have audited the accompanying consolidated statements of financial condition of Capstone Bancshares, Inc. and Subsidiary (the Bank) as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making these risk assessments, the auditors consider internal control relevant to the Bank’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Capstone Bancshares, Inc. and Subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Warren Averett, LLC
Birmingham, Alabama
March 23, 2017

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2016 AND 2015

ASSETS
	2016	2015
CASH AND CASH EQUIVALENTS
Cash and due from banks	$5,852,711	$5,215,470
Federal funds sold	252,580	3,391,000
TOTAL CASH AND CASH EQUIVALENTS	6,105,291	8,606,470
Securities available-for-sale	43,272,056	35,557,120
Restricted equity securities	1,277,075	985,875
Loans held-for-sale	1,133,300	1,462,550
Loans, net of allowance for loan losses	403,749,009	371,834,150
Premises and equipment, net	13,357,380	13,939,499
Goodwill and other intangible assets	5,776,205	5,922,823
Bank-owned life insurance	9,836,278	9,599,282
Other assets	2,829,880	4,581,423
TOTAL ASSETS	$487,336,474	$452,489,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
DEPOSITS
Interest-bearing deposits	$333,337,175	$315,686,915
Noninterest-bearing deposits	81,177,278	73,272,799
TOTAL DEPOSITS	414,514,453	388,959,714
FHLB advances	12,218,608	5,805,807
Accounts payable and accrued liabilities	2,703,669	2,361,998
TOTAL LIABILITIES	429,436,730	397,127,519
STOCKHOLDERS’ EQUITY
Common stock, Class A voting, $.01 par value; 30,000,000
shares authorized; 4,349,885 shares issued at December 31,
2016 and 2015; 4,262,388 and 4,260,108 outstanding at
December 31, 2016 and 2015, respectively	43,499	43,499
Common stock, Class B nonvoting, $.01 par value;
15,000,000 shares authorized; none issued	-	-
Common stock, Class C nonvoting, $.01 par value;
15,000,000 shares authorized; none issued	-	-
Treasury stock, 87,497 shares, at cost at December 31,
2016 and 89,777 shares, ‘at cost at December 31, 2015	(874,970)	(897,770)
Additional paid-in capital	44,500,768	44,488,351
Retained earnings	14,554,780	11,482,304
Accumulated other comprehensive income (loss)	(324,333)	245,289
TOTAL STOCKHOLDERS’ EQUITY	57,899,744	55,361,673

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$487,336,474	$452,489,192

See notes to the consolidated financial statements.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
INTEREST INCOME
Interest and fees on loans	$17,793,472	$17,014,628
Taxable investment securities	803,804	709,281
Nontaxable investment securities	83,048	142,744
Interest on federal funds sold and deposits in banks	21,747	12,411
Total interest income	18,702,071	17,879,064
INTEREST EXPENSE
Interest on deposits	2,205,444	1,962,594
Interest on borrowed funds	133,419	142,820
Total interest expense	2,338,863	2,105,414
PROVISION FOR LOAN LOSSES	1,050,000	1,000,000
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	15,313,208	14,773,650
NONINTEREST INCOME
Service charges on deposit accounts	1,129,118	1,127,933
Mortgage loan origination income	893,841	693,586
ATM fee income	354,879	327,284
Income from bank-owned life insurance	236,997	240,317
Other income	163,861	132,777
Total noninterest income	2,778,696	2,521,897
NONINTEREST EXPENSES
Employee compensation	6,331,676	5,906,179
Occupancy expenses	1,698,091	1,755,642
Employee benefits	1,370,971	1,243,777
Other	3,263,160	3,050,875
Total noninterest expenses	12,663,898	11,956,473
INCOME BEFORE INCOME TAX EXPENSE	5,428,006	5,339,074
INCOME TAX EXPENSE	1,758,796	1,722,351
NET INCOME	$3,669,210	$3,616,723

See notes to the consolidated financial statements.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
NET INCOME	$3,669,210	$3,616,723
Other comprehensive loss:
Net change in unrealized losses on available-for-sale securities, net of tax effect of $(299,968) and $(79,809), respectively	(533,276)	(139,665)
Reclassification adjustment for net gains on securities available-for-sale realized in net income, net of tax effect of $(20,444) and $(599), respectively	(36,346)	(1,066)
COMPREHENSIVE INCOME	$3,099,588	$3,475,992

See notes to the consolidated financial statements.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Common Stock	Treasury Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
BALANCE AT DECEMBER 31, 2014	$43,499	$(919,370)	$44,472,936	$8,461,997	$386,020	$52,445,082
Sale of treasury stock	-	21,600	(3,240)	-	-	18,360
Payment of dividend ($0.14 per share)	-	-	-	(596,416)	-	(596,416)
Stock-based compensation	-	-	18,655	-	-	18,655
Net income	-	-	-	3,616,723	-	3,616,723
Other comprehensive loss	-	-	-	-	(140,731)	(140,731)
BALANCE AT DECEMBER 31, 2015	43,499	(897,770)	44,488,351	11,482,304	245,289	55,361,673
Sale of treasury stock	-	22,800	(590)	-	-	22,210
Payment of dividend ($0.14 per share)	-	-	-	(596,734)	-	(596,734)
Stock-based compensation	-	-	13,007	-	-	13,007
Net income	-	-	-	3,669,210	-	3,669,210
Other comprehensive loss	-	-	-	-	(569,622)	(569,622)
BALANCE AT DECEMBER 31, 2016	$43,499	$(874,970)	$44,500,768	$14,554,780	$(324,333)	$57,899,744

See notes to the consolidated financial statements.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,669,210	$3,616,723
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of premises and equipment	820,429	904,631
Net amortization on securities	327,505	224,979
Amortization of intangibles	146,618	146,618
Provision for loan losses	1,050,000	1,000,000
Net gain on sales of securities available-for-sale	(56,790)	(1,665)
Losses and writedowns on foreclosed real estate	28,171	-
Loss on disposal of premises and equipment	-	1,425
Deferred income tax expense (benefit)	(149,226)	315,374
Stock-based compensation	13,007	18,655
Income from bank-owned life insurance	(236,996)	(240,317)
Deferred compensation expense	116,643	113,208
Originations of loans held-for-sale	(35,699,301)	(29,553,770)
Proceeds from loans held-for-sale	36,028,551	29,147,203
Increase in interest receivable	(4,881)	(23,701)
Decrease in prepaid assets	39,845	21,356
Decrease (increase) in interest payable	23,854	(8,754)
Net other operating activities	784,031	(1,207,140)
Net cash provided by operating activities	6,900,670	4,474,825
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities available-for-sale	$(18,115,019)	$(11,491,710)
Proceeds from maturities and paydowns of securities available-for-sale	7,887,953	7,269,904
Proceeds from sales of securities available-for-sale	1,351,381	1,001,665
Redemption (purchase) of restricted equity securities	(291,200)	32,500
Net increase in loans	(32,964,859)	(22,651,527)
Purchases of premises and equipment	(238,310)	(85,415)
Proceeds from the sale of foreclosed real estate	1,575,189	-
Net cash used in investing activities	(40,794,865)	(25,924,583)
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	25,554,739	18,925,281
Sale of treasury stock	22,210	18,360
Dividends declared and paid	(596,734)	(596,416)
Net proceeds (repayments) on other borrowings	6,412,801	(836,535)
Net cash provided by financing activities	31,393,016	17,510,690
DECREASE IN CASH AND CASH EQUIVALENTS	(2,501,179)	(3,939,068)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,606,470	12,545,538
CASH AND CASH EQUIVALENTS AT END OF YEAR	$6,105,291	$8,606,470

See notes to the consolidated financial statements.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

1. ORGANIZATION

Capstone Bancshares, Inc. and Subsidiary (the Bank), is a corporation organized under the laws of the State of Alabama for the purposes of owning 100% of the outstanding common stock of Capstone Bank (the Bank). The Bank is a state-chartered bank with its corporate headquarters, main office and one branch location in Tuscaloosa, Alabama and additional branch locations in Northport, McIntosh, Chatom, Jackson, Thomasville, and Fairhope, Alabama. The Bank provides a full range of banking services in its primary market areas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents
For the purpose of cash flows, the Bank considers cash and due from banks and federal funds sold to be cash and cash equivalents. The Bank maintains cash and cash equivalents in various correspondent bank accounts. Total uninsured balances held in these bank accounts amounted to approximately $3,075,000 and $1,577,000 at December 31, 2016 and 2015. Management monitors these banks accounts and does not expect to incur any losses from such bank accounts.

The Bank is required to maintain reserve balance in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $-0- and $5,740,000 at December 2016 and 2015, respectively.

Supplemental Cash Flow Information
The following is supplemental disclosure to the statements of cash flows for the years ended December 31, 2016 and 2015:

	2016	2015
Cash paid during the year for interest	$2,315,009	$2,114,168
Cash paid during the year for income taxes, net Noncash disclosures:	1,108,392	2,070,294
Loans transferred to foreclosed real estate during the year	-	1,681,419
Retirements of premises and equipment	136,758	956,370

Securities Available-for-Sale
Securities available-for-sale represent debt securities which the Bank has designated for sale and include all securities held at December 31, 2016 and 2015. Securities available-for-sale are carried at fair value with unrealized gains and losses, net of taxes, reported as accumulated other comprehensive income (loss) in a separate component of stockholders’ equity until realized. Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount on the securities sold, using the specific identification method. The estimated values are provided by security dealers who have obtained quoted prices.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Loans Held-for-Sale
Loans originated and intended for sale in the secondary market, consisting of mortgage loans, are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

The Bank used derivatives to hedge interest rate exposures associated with loans held-for-sale. The Bank regularly enters into derivative financial instruments in the form of forward sales contracts and interest rate lock commitments as part of its normal asset/liability management strategies. The Bank’s obligations under forward sales contracts consist of “best effort” commitments to deliver mortgage loans originated in the secondary market at a future date. Interest rate lock commitments related to loans that are originated for later sale are regularly extended to customers during the loan origination process. These interest rate lock and forward sales commitments qualify as derivatives; however, the fair values and changes in fair values of these derivatives during the years ended December 31, 2016 and 2015, did not have a material impact on the Bank’s consolidated financial position or results of operations and have not been recorded.

Loans and the Allowance for Loan Losses
Loans are stated at unpaid principal balances and reduced by the net deferred loan fees and an allowance for loan losses. Interest on loans is calculated and recognized as income over the terms of the loans using the simple interest method based on daily balances of principal outstanding.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is remote. The allowance represents management’s estimate of the amount required to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan loss experience.

As part of management’s assessment of the allowance for loan losses, management segregates the loan portfolio into the following segments: commercial, financial and agricultural; real estate construction; real estate mortgage; and consumer and other. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as information becomes available and as economic conditions change.

The allowance for loan losses consists of specific, general and unallocated components. The specific component relates to loans that are classified. For such loans that are also classified as impaired, an allowance for losses is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors, which includes trend assessments in delinquent and nonaccrual loans, unanticipated charge-offs, prevailing economic conditions, changes in lending personnel experience, changes in lending policies or procedures and other influencing factors.

An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance for loan losses reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Generally, impaired loans include loans on nonaccrual status, loans that have been assigned a specific allowance for credit losses, loans that have been partially charged off and loans designated as a troubled debt restructuring.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

While management believes that it has established the allowance for loan losses in accordance with generally accepted accounting principles and has taken into account the views of its regulators and the current economic environment, there can be no assurance that in the future the Bank’s regulators or its economic environment will not require further increases in the allowance for losses.

Loan origination or commitment fees are deferred and accreted using the interest method over the life of the loan. Direct loan origination costs are capitalized and amortized over the life of the loan as a reduction of the loan yield as an offset to interest and fees on loans. Certain loans, with variable rates, include interest rate floors. The interest rate paid on these loans, typically indexed to the prime interest rate, does not reprice below the predetermined rate floor.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Income Recognition on Impaired and Nonaccrual Loans
Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-collateralized and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is generally classified as nonaccrual. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, the borrower’s financial condition is such that collection of interest is doubtful.

Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt. Loans may be returned to accrual status when all principal and interest amounts contractually due are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms of principal and interest.

While a loan is classified as nonaccrual, and the future collectability of the recorded loan balance is doubtful, collections of principal and interest are generally applied as a reduction to principal outstanding, except in the case of loans with scheduled amortizations where the payment is generally applied to the oldest payment due. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis.

In the case where a nonaccrual loan has been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

Premises and Equipment
Premises and equipment are stated at cost less accumulated depreciation. Additions and improvements which extend the life of an asset are capitalized. Expenditures for repairs and maintenance are charged against operations when incurred. Depreciation is computed by straight-line and accelerated methods based on the depreciable lives of individual assets, ranging from 3 to 40 years.

Foreclosed Real Estate
Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the Bank has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.

At the time of foreclosure, foreclosed real estate is recorded at the fair value less estimated costs to sell, which becomes the property’s new cost basis. Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for loan losses. Foreclosed real estate is recorded in other assets in the consolidated statements of financial condition.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying value amount or fair value less cost to sell. Costs incurred in maintaining other real estate and subsequent adjustments to the carrying amount of the property are included in income (loss) on other real estate. Costs incurred to complete, repair/renovate or make the property whole are capitalized.

Goodwill and Intangible Assets
Goodwill represents the excess of cost over the fair value of the net assets and liabilities acquired in a business combination. Goodwill is required to be tested annually for impairment, or whenever events occur that may indicate that the recoverability of the carrying amount is not probable. In the event of impairment, the amount by which the carrying amount exceeds the fair value would be charged to earnings.

Intangible assets consist of core deposit premiums paid in connection with business combinations. The core deposit premium is initially recognized based on a valuation performed as of the consummation date. The core deposit premium is amortized over the average remaining life of the acquired customer deposits. Amortization periods are reviewed annually in connection with the annual impairment testing of goodwill.

Advertising
Advertising costs are expensed as incurred.

Income Taxes
The Bank files a federal income tax return and State of Alabama excise tax return. These returns are filed using the accrual basis of accounting. Provisions for income taxes are based on amounts reported in the statements of income (after exclusion of nontaxable income, such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Such amounts are net of any valuation allowance for deferred tax assets.

Subsequent Events
Management has evaluated subsequent events and their potential effects on these consolidated financial statements through March 23, 2017, the date of the independent auditors’ report (date available for issue).

Reclassifications
Certain amounts in 2015 have been reclassified to conform to the 2016 presentation. These reclassifications had no effect on the financial position, results of operations or cash flows of the Bank as previously presented.

Financial Instruments
The Bank’s financial instruments consist of cash and cash equivalents, securities, loans, deposits, borrowings and related receivables and payables (Note 20). Three categories exist within the fair value hierarchy, which are presented below:

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Bank has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

Level 2 – Valuations based on observable inputs, including quoted prices (other than Level 1) in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, such as interest rates, prepayment speeds, yield curves, volatilities and default rates, and inputs that are derived principally from or corroborated by observable market data.

Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral. The majority of the Bank’s loans are secured by specific collateral, including real property, consumer assets and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reduction in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available at the time of the examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change in the near term. However, the amount of change that is reasonably possible cannot be estimated.

Recently Adopted and Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09 and in August 2015 issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The standard’s core principle is that an entity will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The guidance may be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initial application recognized at the date of initial application for fiscal years beginning after December 15, 2018 and early application is permitted.  The Bank is in the process of reviewing the potential impact the adoption of this guidance will have on its financial statements.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.  The amendments in this ASU, among other things: a) requires equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; b) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; and c) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables.  The effective date of this ASU for the Bank is January 1, 2019.  The new guidance permits early adoption of the own credit provision. In addition, the new guidance permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost.  The Bank is reviewing the impact that the adoption of this ASU may have on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842).  The amendments in this ASU, affects all companies and other organizations that lease assets.  This ASU will require organizations that lease assets, referred to as “leases”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases.  The accounting by organizations that own the assets leased by the lessee, known as lessor accounting, will remain largely unchanged from current GAAP (Topic 840).  For non-public companies this ASU is effective for fiscal year beginning after December 15, 2019 for January 1, 2020 for the Bank.  The Bank is reviewing the impact that the adoption of this ASU may have on its financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.  The areas for simplification in this ASU involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows.  Some of the areas for simplification apply only to nonpublic entities.  For non-public companies, this ASU is effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.  Early adoption is permitted for any entity in any interim or annual period.  The Bank is reviewing the impact that the adoption of this ASU may have on its financial statements.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.  The amendments in this ASU cover two areas:  assets measured at amortized cost and available-for-sale debt securities.  For assets measured at amortized cost, the amendments in this ASU require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected.  For available-for-sale debt securities, credit losses relating to available-for-sale debt securities should be recorded through an allowance for credit losses.  Available-for-sale accounting recognizes that value may be realized either through collection of contractual cash flows or through sale of the security.  Therefore, the amendments limit the amount of the allowance for credit losses to the amount by which fair value is below amortized cost because the classification as available-for- sale is premised on an investment strategy that recognizes that the investment could be sold at fair value, if cash collection would result in the realization of an amount less than fair value.  For non-public entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021.  All entities may adopt the amendments in this ASU earlier as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years.  The Bank is reviewing the impact that the adoption of this ASU may have on its financial statements.

In January 2017, the FASB issued ASU 2017-04, Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendment eliminates the requirement of Step 2 in the current guidance to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value in Step 1 of the current guidance. The amendment is effective December 15, 2021, with early adoption permitted for annual goodwill impairment tests with a measurement date after January 1, 2017. The amendment is to be applied prospectively. Management is reviewing the amendment and the effect on its financial statements.

3. SECURITIES AVAILABLE-FOR-SALE

The carrying amounts of securities available-for-sale and their approximate fair values at December 31, 2016 and 2015, were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
As of December 31, 2016:
State and municipal securities	$3,578,880	$70,548	$(32,401)	$3,617,027
U.S. Government sponsored mortgage-backed securities	40,199,946	174,336	(719,253)	39,655,029
	$43,778,826	$244,884	$(751,654)	$43,272,056

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

3. SECURITIES AVAILABLE-FOR-SALE – CONTINUED

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
As of December 31, 2015:
U.S. Government sponsored agency securities	$749,936	$423	$(6,890)	$743,469
State and municipal securities	2,248,400	120,303	-	2,368,703
U.S. Government sponsored mortgage-backed securities	32,175,520	367,527	(98,099)	32,444,948
	$35,173,856	$488,253	$(104,989)	$35,557,120

The amortized cost and estimated fair value of securities available-for-sale at December 31, 2016, by contractual maturity, are as follows:

	Amortized Cost	Fair Value
Amounts maturing:
After 1 through 5 years	$90,000	$90,160
After 5 years through 10 years	700,000	729,529
After 10 years	2,788,880	2,797,338
Mortgage-backed securities	40,199,946	39,655,029
	$43,778,826	$43,272,056

Investment securities with an approximate fair value of $15,728,000 and $26,063,000 were pledged as collateral for deposits held under the State of Alabama’s Security for Alabama Funds Enhancement (SAFE) Program as of December 31, 2016 and 2015, respectively.

Restricted equity securities are reported at cost and consist of the following at December 31:

	2016	2015
Freddie Mac stock	$875	$875
Federal Home Loan Bank of Atlanta stock	926,200	635,000
First National Banker’s Bank, Inc. stock	350,000	350,000
	$1,277,075	$985,875

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

3. SECURITIES AVAILABLE-FOR-SALE – CONTINUED

Temporarily Impaired Securities
At December 31, 2016, the Bank had 38 available-for-sale securities with an amortized cost of $33,136,175 and a fair value of $32,384,521 in an unrealized loss position for less than 12 months, none of which has been deemed by management to be impaired. At December 31, 2015, the Bank had 16 available-for-sale securities with an amortized cost of $13,891,042 and a fair value of $13,813,114 in an unrealized loss position for less than 12 months, none of which has been deemed by management to be impaired.

At December 31, 2016, the Bank had no available-for-sale securities in an unrealized loss position for greater than 12 months. At December 31, 2015, the Bank had two available-for-sale securities with an amortized cost of $1,310,593 and a fair value of $1,283,532 in an unrealized loss position for greater than 12 months, none of which has been deemed by management to be impaired.

These losses are deemed by management to be temporary since the Bank does not intend to sell these securities, and it is not more likely than not that the Bank will be required to sell the securities before recovery of their amortized costs bases, which may be to maturity.

Other-Than-Temporary Impairment
The Bank routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. Inputs included in the evaluation process may include geographic concentrations, credit ratings and other performance indicators of the underlying asset. As of December 31, 2016 and 2015, no securities within the Bank’s investment securities portfolio were considered other-than-temporarily impaired.

4. LOANS

The composition of loans by primary loan classification and by performing and impaired loan status at December 31, 2016 and 2015, are as follows:

	December 31, 2016
	Commercial, Financial and Agricultural	Real Estate	Consumer and Other	Subtotal	Allowance for Loan Losses	Net Loans
Performing loans	$91,849,964	$292,252,202	$19,930,784	$404,032,950	$3,506,232	$400,526,718
Impaired loans	785,171	2,551,625	524,742	3,861,538	639,247	3,222,291
	$92,635,135	$294,803,827	$20,455,526	$407,894,488	$4,145,479	$403,749,009

	December 31, 2015
Performing loans	$85,795,398	$262,417,730	$20,166,245	$368,379,373	$3,232,636	$365,146,737
Impaired loans	1,385,811	5,921,683	356,422	7,663,916	976,503	6,687,413
	$87,181,209	$268,339,413	$20,522,667	$376,043,289	$4,209,139	$371,834,150

The Bank evaluates all loans over 60 days past due or more for impairment.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

4. LOANS – CONTINUED

The changes in the allowance for loan losses for the years ended December 31, 2016 and 2015, are as follows:

	2016	2015
Balance at beginning of year	$4,209,139	$5,271,188
Charge-offs	(1,210,473)	(2,088,244)
Recoveries	96,813	26,195
Net charge-offs	(1,113,660)	(2,062,049)
Provision	1,050,000	1,000,000
Ending balance	$4,145,479	$4,209,139

The allocation and changes in the allowance for loan losses, by loan classification, as of and for the years ended December 31, 2016 and 2015, are as follows:

	Commercial, Financial and Agricultural	Real Estate	Consumer and Other	Total
Balance at December 31, 2015	$1,197,543	$2,806,664	$204,932	$4,209,139
Charge-offs	(395,973)	(804,404)	(10,096)	(1,210,473)
Recoveries	14,912	60,414	21,487	96,813
Net charge-offs	(381,061)	(743,990)	11,391	(1,113,660)
Provision	53,519	970,210	26,271	1,050,000
Balance at December 31, 2016	$870,001	$3,032,884	$242,594	$4,145,479

Balance at December 31, 2014	$977,622	$4,124,633	$168,933	$5,271,188
Charge-offs	(5,679)	(2,058,164)	(24,401)	(2,088,244)
Recoveries	975	11,765	13,455	26,195
Net charge-offs	(4,704)	(2,046,399)	(10,946)	(2,062,049)
Provision	224,625	728,430	46,945	1,000,000
Balance at December 31, 2015	$1,197,543	$2,806,664	$204,932	$4,209,139

The level of the allowance is based upon evaluation of the loan portfolio, past loan loss experience, current asset quality trends, known and inherent risks in the portfolio, adverse situations that may affect the borrowers’ ability to repay (including the timing of future payment), the estimated value of any underlying collateral, composition of the loan portfolio, economic conditions, historical loss experience, industry and peer bank loan quality indications and other pertinent factors, including regulatory recommendations.

In assessing the adequacy of the allowance for loan losses, management analyzes the allowance for loan losses based on the categories of commercial, financial and agricultural; real estate – construction; real estate – mortgage; and consumer and other.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

4. LOANS – CONTINUED

Risk ratings are categorized as pass, special mention, substandard or doubtful. Management believes that the categories follow those outlined by the primary regulator. Pass rated loans include all risk rated credits other than those included in special mention, substandard and doubtful, which are defined as follows:

•
Special mention loans have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Bank’s credit position at some future date.

•
Substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize liquidation of the debt. Substandard loans are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Substandard loans have been placed on nonaccrual status unless it was determined that the loan should remain on accrual status.

•
Doubtful loans have all the characteristics of substandard loans with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. The Bank considers all doubtful loans to be impaired and places all such loans on nonaccrual status.

The following table outlines the amount of each loan classification based on internally assigned risk ratings as of December 31, 2016 and 2015:

	Commercial, Financial and Agricultural	Real Estate	Consumer and Other	Total
2016
Grade:
Pass	$91,599,663	$283,372,553	$19,864,984	$394,837,200
Special mention	15,158	6,623,520	65,800	6,704,478
Substandard	235,143	2,256,129	-	2,491,272
Substandard – impaired	669,157	1,400,720	222,378	2,292,255
Doubtful – impaired	116,014	1,150,905	302,364	1,569,283
	$92,635,135	$294,803,827	$20,455,526	$407,894,488

2015
Grade:
Pass	$85,709,666	$252,656,301	$20,022,884	$358,388,851
Special mention	85,732	6,035,562	86,039	6,207,333
Substandard	-	3,725,867	57,322	3,783,189
Substandard – impaired	932,452	4,424,197	27,630	5,384,279
Doubtful – impaired	453,359	1,497,486	328,792	2,279,637
	$87,181,209	$268,339,413	$20,522,667	$376,043,289

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

4. LOANS – CONTINUED

The following tables detail the recorded investments, unpaid principal balance and the related allowance of impaired loans as of December 31, 2016 and 2015, and the average recorded investment of impaired loans, as well as the interest income recognized for the years ended December 31, 2016 and 2015:

	At December 31, 2016			For the Year Ended December 31, 2016
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Impaired loans with no recorded allowance:
Commercial, financial and agricultural	$609,776	$609,776	$-	$710,150	$39,757
Real estate	802,767	802,767	-	2,515,705	46,241
Consumer	149,528	149,528	-	237,802	9,125
	1,562,071	1,562,071	-	3,463,657	95,123
Impaired loans with a recorded allowance:
Commercial, financial and agricultural	175,395	175,395	115,177	146,931	10,564
Real estate	1,748,858	1,748,858	451,329	1,487,920	94,275
Consumer	416,089	375,214	72,741	190,042	23,834
	2,340,342	2,299,467	639,247	1,824,893	128,673
Total impaired loans	$3,902,413	$3,861,538	$639,247	$5,288,550	$223,796

	At December 31, 2015			For the Year Ended December 31, 2015
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Impaired loans with no recorded allowance:
Commercial, financial and agricultural	$810,002	$810,524	$-	$654,521	$42,850
Real estate	4,208,839	4,228,643	-	3,654,065	195,285
Consumer	325,930	326,076	-	11,404	762
	5,344,771	5,365,243	-	4,319,990	238,897
Impaired loans with a recorded allowance:
Commercial, financial and agricultural	575,809	578,331	459,864	186,574	11,905
Real estate	1,712,844	1,714,590	487,608	380,279	12,742
Consumer	30,492	33,900	29,031	32,337	1,477
	2,319,145	2,326,821	976,503	599,190	26,124
Total impaired loans	$7,663,916	$7,692,064	$976,503	$4,919,180	$265,021

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

4. LOANS – CONTINUED

Past due balances and loans on nonaccrual status by loan classification are as follows:

2016	Past Due 30-89 Days & Still Accruing	Past Due 90 Days or More & Still Accruing	Total Past Due and Performing	Loans on Nonaccrual Status	Current	Total Loans
Commercial, financial and agricultural	$296,640	$-	$296,640	$368,037	$91,970,458	$92,635,135
Real estate	3,015,415	144,172	3,159,587	1,828,798	289,815,442	294,803,827
Consumer & other	120,000	3,728	123,728	335,767	19,996,031	20,455,526
	$3,432,055	$147,900	$3,579,955	$2,532,602	$401,781,931	$407,894,488

2015
Commercial, financial and agricultural	$548,875	$-	$548,875	$629,470	$86,002,864	$87,181,209
Real estate	948,867	17,000	965,867	1,889,197	265,484,349	268,339,413
Consumer & other	97,074	-	97,074	319,826	20,105,767	20,522,667
	$1,594,816	$17,000	$1,611,816	$2,838,493	$371,592,980	$376,043,289

As of December 31, 2016 and 2015, there were no loans classified as nonaccrual that were not deemed to be impaired, and all impaired loans were on nonaccruing interest status. At the date such loans were placed on nonaccrual status, the Bank reversed all previously accrued interest income against current year earnings. Had nonaccruing loans been on accruing status, interest income would have been greater by $147,489 and $161,504 for the years ended December 31, 2016 and 2015, respectively. The Bank’s policy is that once a loan is classified as impaired and placed on nonaccrual status, future payments of interest will be applied to the principal balance and not to income. There were no loans greater than 90 days past due and still on accrual status for interest at December 31, 2016 and 2015.

The following table provides details for the troubled debt restructurings by loan classification:

	At December 31, 2016
	Number of Contracts	Premodification Outstanding Recorded Investment	Postmodification Outstanding Recorded Investment
Troubled Debt Restructurings
Consumer and other	1	$110,328	$110,328
Real estate – mortgage	3	378,661	378,661
Commercial, financial and agricultural	1	34,167	34,167
	5	$523,156	$523,156

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

4. LOANS – CONTINUED

There were no troubled debt restructurings for 2016 that subsequently defaulted.

	At December 31, 2015
	Number of Contracts	Premodification Outstanding Recorded Investment	Postmodification Outstanding Recorded Investment
Troubled Debt Restructurings
Consumer and other	3	$471,405	$471,405
Real estate – mortgage	4	329,485	329,485
Commercial, financial and agricultural	1	48,567	48,567
	8	$849,457	$849,457

There was $343,902 in troubled debt restructurings for 2015 that subsequently defaulted.

Impaired loans also include loans that the Bank may elect to formally restructure due to the weakening credit status of a borrower such that the restructuring may facilitate a repayment plan that minimizes the potential losses, if any, that the Bank may have to otherwise incur. These loans are classified as impaired loans and, if on nonaccruing status as of the date of restructuring, the loans are included in the nonperforming loan balances noted above.

Included in impaired loans are loans that have been restructured that were performing as of the restructure date. There were $523,156 and $505,555 of accruing restructured loans as of December 31, 2016 and 2015, respectively.

5. PREMISES, EQUIPMENT AND SOFTWARE

Major classifications of premises, equipment and software are summarized below as of December 31:

	2016	2015
Land and land improvement	$1,785,911	$1,785,911
Buildings and improvements	14,258,914	14,255,364
Furniture, fixtures and equipment	4,529,147	4,429,269
	20,573,972	20,470,544
Less accumulated depreciation and amortization	7,216,592	6,531,045
Premises and equipment, net	$13,357,380	$13,939,499

Depreciation charged to operating expense for 2016 and 2015 was $820,429 and $904,631, respectively.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

6. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill is tested for impairment on an annual basis and as events occur or circumstances change that would more likely than not reduce the fair value of an acquired reporting unit below its carrying amount. No goodwill impairment was recorded during the years ended December 31, 2016 and 2015.

	Core Deposit Intangible	Goodwill	Total
December 31, 2016:
Balance at beginning year	$729,456	$5,193,367	$5,922,823
Amortization expense	(146,618)	-	(146,618)
Balance at end of year	$582,838	$5,193,367	$5,776,205

December 31, 2015:
Balance at beginning year	$876,074	$5,193,367	$6,069,441
Amortization expense	(146,618)	-	(146,618)
Balance at end of year	$729,456	$5,193,367	$5,922,823

The estimated amortization expense for the core deposit intangible assets for subsequent years is as follows:

2017	$146,618
2018	91,387
2019	82,760
2020	82,760
2021	82,760
Thereafter	96,553
$582,838

The Bank evaluated goodwill for impairment and determined goodwill has not been impaired as of December 31, 2016.

7. TIME DEPOSITS

The Bank had $29,908,161 and $28,673,206 of time deposits outstanding greater than the FDIC insurance limit of $250,000 at December 31, 2016 and 2015, respectively. Interest expense on these time deposits totaled approximately $301,000 and $317,000 for the years ended December 31, 2016 and 2015, respectively. As of December 31, 2016, the Bank had $10,322,000 in brokered time deposits outstanding.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

7. TIME DEPOSITS – CONTINUED

The maturity schedule for all outstanding time deposits as of December 31, 2016, is as follows:

2017	$67,224,791
2018	30,972,785
2019	23,498,752
2020	7,579,198
2021	7,564,595
$136,840,121

8. BORROWINGS

Other borrowings consist of the following at December 31:

	2016	2015
Advances from the Federal Home Loan Bank of Atlanta, payable at various maturity dates from August 3, 2017 through January 31, 2028; interest is payable monthly at variable and fixed rates ranging from 0.80% to 7.22%	$12,218,608	$5,805,807

At December 31, 2016 the scheduled maturities of other borrowings are as follows:

2017	$7,681,818
2018	1,362,456
2019	1,355,268
2020	1,163,823
2021	275,744
Thereafter	379,499
$12,218,608

The above advances from the Federal Home Loan Bank of Atlanta are secured by a blanket floating lien on qualifying residential first mortgages of approximately $17.9 million, qualifying home equity lines of credit of approximately $18.1 million and qualifying commercial first mortgages of approximately $15.8 million.

9. OPERATING LEASES

At December 31, 2016, the Bank had entered into agreements for various banking facilities under operating lease agreements. The remaining lease terms vary up to 10 years with various renewal options and generally require fixed monthly lease payments.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

Rental expense for operating leases was $151,530 and $141,067 for the years ended December 31, 2016 and 2015, respectively. In most cases, management expects that, in the ordinary course of business, existing leases will be renewed or replaced by other similar leases.

The future minimum lease payments under operating leases were as follows as of December 31, 2016:

2017	$144,183
2018	164,183
2019	163,471
2020	146,971
2021	146,971
Thereafter	632,413
$1,398,192

10. CONCENTRATION OF CREDIT RISK

The Bank makes commercial, commercial real estate, residential real estate and consumer loans to customers in its primary market areas. The ability of the majority of the Bank’s customers to honor their contractual loan obligations is dependent on the economy in these areas.

Seventy-two percent of the Bank’s loan portfolio is concentrated in real estate. A substantial portion of these loans are secured by real estate in the Bank’s primary market area. In addition, a substantial portion of the foreclosed assets are located in those same markets. Accordingly, the ultimate collectability of the loan portfolio and the recovery of the carrying amount of foreclosed assets are susceptible to changes in market conditions in the Bank’s primary market area. The other significant concentrations of credit by type of loan are set forth in Note 4.

The Bank, according to regulatory restrictions, may not generally extend credit to any single borrower or group of related borrowers on a secured basis in excess of 20% of capital, as defined by banking regulations, or approximately $10,900,000, or on an unsecured basis in excess of 10% of capital, as defined by banking regulations, or approximately $5,400,000.

11. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

The outstanding notional amount of off-balance sheet risks at December 31 is as follows:

	2016	2015
Unused commitments and standby letters of credit	$98,854,451	$93,823,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

12. EMPLOYMENT CONTRACTS

The Bank has change in control agreements with certain senior officers which provide payouts based upon varying multiples of the officers’ salary in the event of a change in control. The maximum aggregate liability to the Bank at December 31, 2016, is approximately $1,611,000 ($1,589,000 at December 31, 2015) for all change in control payouts.

13. CONTINGENCIES

In the normal course of business, the Bank is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings, other than those noted above, would not have a material effect on the Bank’s consolidated financial statements.

14. INCOME TAXES

Provisions for income taxes are based on amounts reported in the consolidated statements of income (after exclusion of nontaxable income items) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. The primary deferred tax differences result from different depreciation methods for book and tax and the allowance for loan losses.

14. INCOME TAXES – CONTINUED

The accounting standard regarding income taxes provides guidance for measuring and recognizing tax positions taken or expected to be taken in a tax return that directly or indirectly affects amounts reported in the Bank’s financial statements. Each company is required to review its income tax positions and determine if each position meets a “more likely than not” threshold of expectation of prevailing. As of December 31, 2016 and 2015, the Bank has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements under the current guidance. Under statute, the Bank is subject to Internal Revenue Service and state taxing authority review for tax years 2014, 2015 and 2016. The Bank has filed tax returns through 2016.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

Federal and state income taxes receivable (payable) were $(55,875) and $(242,985) at December 31, 2016, respectively, and $612,473 and $(111,973) at December 31, 2015, respectively.

The components of income tax expense (benefit) for the years ended December 31, 2016 and 2015, were as follows:

	2016	2015
Current:
Federal	$1,665,037	$1,295,004
State	242,985	111,973
Total current	1,908,022	1,406,977
Deferred:
Federal	(133,016)	276,105
State	(16,210)	39,269
Total deferred	(149,226)	315,374
Income tax expense	$1,758,796	$1,722,351

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

14. INCOME TAXES – CONTINUED

The components of the net deferred tax asset (liability) included in other assets as of December 31, 2016 and 2015, are as follows:

	2016	2015
Deferred tax asset:
Federal	$1,871,672	$1,717,712
State	253,358	231,952
Total deferred tax asset	2,125,030	1,949,664
Deferred tax liability:
Federal	(1,158,962)	(1,419,358)
State	(150,532)	(184,408)
Total deferred tax liability	(1,309,494)	(1,603,766)
Net deferred tax asset	$815,536	$345,898

The tax effects of each type of income and expense item that gave rise to deferred taxes as of December 31 were as follows:

	2016	2015
Allowance for loan losses	$1,107,295	$1,133,352
Deferred compensation	399,109	393,061
Stock-based compensation	190,246	190,246
Net unrealized (gains) losses on securities available-for-sale	182,437	(137,975)
Deferred loan fees	137,422	124,009
Identifiable intangible assets	(215,068)	(269,169)
Premises and equipment	(1,017,037)	(1,118,232)
Dividends	(72,398)	(72,398)
Other, net	103,530	103,004
Net deferred tax asset	$815,536	$345,898

Deferred tax assets are subjected to a “more likely than not” test. If the “more likely than not” test is not met, a valuation allowance must be established against the deferred tax asset. Based on estimated future taxable income, management believes it is more likely than not that the deferred tax assets will be fully utilized.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

14. INCOME TAXES – CONTINUED

Income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal income tax rate of 34% for the years ended December 31, 2016 and 2015, for the reasons below:

	2016	2015
Tax expense on income computed at statutory federal income tax rate	$1,845,524	$1,815,285
Increase (decrease) in taxes resulting from:
Tax-exempt interest income	(158,767)	(131,513)
Life insurance surrender value increase	(80,579)	(81,707)
State income tax, net of federal tax benefit	144,160	113,171
Stock-based compensation	3,090	4,389
Nondeductible expenses and other	5,368	2,726
Income tax expense	$1,758,796	$1,722,351

15. RESTRICTIONS ON DIVIDENDS

The Bank may consider paying dividends in the future depending on a number of factors, including current capital levels, the profitability of the Bank, growth expectations and regulatory approval.

16. REGULATORY CAPITAL

The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, Federal Deposit Insurance Corporation (FDIC). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank and these consolidated financial statements.

Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.

The Bank’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

16. REGULATORY CAPITAL – CONTINUED

The FDIC has adopted a new capital rule which is substantively identical to the final rules issued by the Federal Reserve Board and the Office of the Comptroller of the Currency.  The new capital rule implements certain revisions to the regulatory capital framework.  The capital rule allows for a transition period for the implementation of the capital conservation buffer.  The required minimum Conservation Buffer will be phased in incrementally, starting at 0.625% on January 1, 2016 and increasing to 1.25% on January 1, 2017, 1.875% on January 1, 2018 and 2.5% on January 1, 2019.

The Bank’s 2016 capital amounts and ratios under the new capital guidance are as follows (2015 was not affected) (dollars in thousands):

	Actual		For Capital Adequacy Purposes (Includes Capital Conservation Buffer)		To Be Well-Capitalized under the Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2016
Total risk capital (to risk-weighted assets):
Consolidated	$56,992	13.72%	$33,220	8.000%	N/A	N/A
Capstone Bank	54,729	13.19%	35,815	8.625%	$41,496	10.00%
Tier 1 capital (risk based) (to risk-weighted assets):
Consolidated	52,847	12.73%	24,915	6.000%	N/A	N/A
Capstone Bank	50,584	12.19%	27,491	6.625%	33,197	8.00%
Common Equity Tier 1 capital (risk based) (to risk-weighted assets):
Consolidated	52,847	12.73%	18,686	4.500%	N/A	N/A
Capstone Bank	50,584	12.19%	21,267	5.125%	26,973	6.50%
Tier 1 capital (leveraged) (to adjusted total assets):
Consolidated	52,847	11.18%	18,912	4.00%	N/A	N/A
Capstone Bank	50,584	10.70%	18,901	4.00%	23,626	5.00%

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

16. REGULATORY CAPITAL – CONTINUED

	Actual		For Capital Adequacy Purposes (Does not Include Capital Conservation Buffer)		To Be Well-Capitalized under the Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2015
Total risk capital (to risk-weighted assets):
Consolidated	$54,848	12.53%	$35,015	8.00%	N/A	N/A
Capstone Bank	51,706	13.48%	30,686	8.00%	$38,357	10.00%
Tier 1 capital (risk based)(to risk-weighted assets):
Consolidated	50,636	11.57%	26,261	6.00%	N/A	N/A
Capstone Bank	47,497	12.38%	23,014	6.00%	30,686	8.00%
Common Equity Tier 1 capital (risk based) (to risk-weighted assets):
Consolidated	50,636	11.57%	19,696	4.50%	N/A	N/A
Capstone Bank	47,497	12.38%	17,261	4.50%	24,932	6.50%
Tier 1 capital (leveraged) (to adjusted total assets):
Consolidated	50,636	11.19%	18,100	4.00%	N/A	N/A
Capstone Bank	47,497	10.66%	17,820	4.00%	22,275	5.00%

17. RELATED PARTY AND PARTY-IN-INTEREST TRANSACTIONS

The Bank holds interest-bearing and noninterest-bearing deposits from executive officers, directors and related companies under common ownership and control of executive officers or directors of approximately $8,935,486 and $9,261,546 as of December 31, 2016 and 2015, respectively.

Certain directors, executive officers and principal stockholders were loan customers of the Bank during 2016 and 2015. A summary of the activity and amounts outstanding are as follows:

	2016	2015
Balance at beginning of year	$26,032,257	$23,037,815
New loans or advances	29,789,926	36,267,117
Repayments	(31,818,419)	(33,078,547)
Change in related parties	(487,312)	(194,128)
Balance at end of year	$23,516,452	$26,032,257

In addition, as of December 31, 2016, lines of credit availability exist in the amount of approximately $6,283,000 to related parties.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

18. SHARE-BASED COMPENSATION

The Bank has a stock incentive plan (the Plan), which permits the grant of stock options to its officers, employees, directors and organizers of the Bank for up to 600,000 shares of common stock. Both incentive stock options and nonqualified stock options may be granted under the Plan. Option awards are granted with an exercise price equal to the estimated fair market value of the Bank’s stock at the date of grant; those option awards generally vest based on five years of continuous service and have a 10-year contractual term. Dividends are not paid on unexercised options, and dividends are not subject to vesting. The Plan provides for accelerated vesting if there is a change in control (as defined in the Plan). As of December 31, 2016, there were 327,010 stock options available to be granted under the Plan.

The fair value of each stock option award is estimated on the date of grant using a Black-Scholes-Merton valuation model that uses the weighted-average assumptions noted in the following table. Expected volatilities are based on an index of traded community banks. The expected term of options granted is based on the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The following table summarizes the weighted-average assumptions used and the weighted-average estimated fair values related to stock options granted during the year ended December 31, 2015:

2015
Expected volatility	16.06%
Expected dividends	2.00%
Expected term	5 years
Risk-free rate	2.96%
Weighted-average grant date fair value	$2.12

There were no stock options granted during 2016.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

18. SHARE-BASED COMPENSATION – CONTINUED

A summary of stock option activity is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Terms (years)
As of December 31, 2016:
Outstanding at beginning of year	262,324	$10
Granted	-	10
Exercised	-	10
Forfeited or expired	-	10
Outstanding at end of year	262,324	$10	2.85
Exercisable at end of year	256,324	$10	2.85

As of December 31, 2015:
Outstanding at beginning of year	259,824	$10
Granted	2,500	10
Exercised	-	10
Forfeited or expired	-	10
Outstanding at end of year	262,324	$10	3.09
Exercisable at end of year	251,324	$10	3.09

The Bank recognized stock-based compensation expense of $13,007 and $18,655 for the years ended December 31, 2016 and 2015, respectively.

As of December 31, 2016, there was $9,370 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted.

Salary Continuation Plan
The Bank sponsors a salary continuation plan providing for death and retirement benefits for certain executive officers, both current and former. The present value of the estimated amounts to be paid under the plan is being accrued over the remaining service period of the executives, both current and former. The expense recognized for the salary continuation plan totaled $116,643 and $113,208 for the years ended December 31, 2016 and 2015, respectively. The balance of the liability for the salary continuation plan included in accounts payable and accrued liabilities, amounted to $1,081,597 and $1,065,205 at December 31, 2016 and 2015, respectively.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

18. SHARE-BASED COMPENSATION – CONTINUED

The expense of the salary continuation plan described above is being offset by the earnings from bank-owned life insurance policies on certain executive officers, both current and former. The balance of the policy surrender values totaled $9,836,278 and $9,599,282 at December 31, 2016 and 2015, respectively. Income recognized from the increase in cash surrender value on these policies totaled $236,996 and $240,317 for the years ended December 31, 2016 and 2015, respectively.

Employee Stock Purchase Plan
The Bank sponsors an employee stock purchase plan which is available to all employees subject to certain minimum service requirements. The plan is administered by a Board appointed committee which designates the offering period in which employees may purchase shares and the offering price which is generally offered at a 15% discount to the Bank’s stock price. All administrative costs are borne by the Bank. During 2016 and 2015, 2,280 and 2,160 shares, respectively, were purchased under the plan for $22,210 and $18,360, respectively.

Profit Sharing Plan
The Bank sponsors a 401(k) profit sharing plan covering substantially all employees subject to certain age and minimum service requirements. Contributions to the plan charged to expense totaled $206,407 and $179,234 for the years ended December 31, 2016 and 2015, respectively.

19. OTHER EXPENSES

Other expenses that exceed 1% of the aggregate of total interest income and other income for the years ended December 31, 2016 and 2015, are as follows:

	2016	2015
Data processing expense	$1,226,621	$1,119,589
FDIC Insurance and assessment	323,921	343,843
Professional fees	257,008	254,100
Directors’ fees	219,800	196,150

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

20. FAIR VALUE MEASUREMENT AND DISCLOSURES

The fair value hierarchy has designated three categories to determine fair value disclosures (Note 2). The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash Equivalents and Short-Term Investment
For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities
Securities available-for-sale consist of U.S. Government and agency securities, mortgage-backed securities and municipal securities. Fair values for the securities available-for-sale are based on quoted market prices or dealer quotes of identical assets on active exchanges, or Level 1 measurements. If such quoted market prices are not available, the Bank utilizes quoted market prices of similar instruments and/or discounted cash flows to estimate a value of these securities, or Level 2 measurements. Level 2 discounted cash flow analyses are typically based on market interest rates, prepayment speeds and/or adjusted spreads.

Loans
For variable rate loans that reprice frequently and with no significant change in credit risk, fair values approximate carrying values. Fair values for certain homogeneous categories of fixed rate loans, are estimated using discounted cash flow analysis, using market interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Loans Held-for-Sale
The fair value of loans held-for-sale is the amount of sales proceeds that have or will be received for the sale of loans held-for-sale; however, sale treatment has been deferred until the warranty period has ended.

Accrued Interest Receivable and Payable
The carrying amount of accrued interest receivable approximates its fair value.

Deposits
The fair value of demand deposits, savings accounts and certain money market deposits are equal to the amount payable on demand at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using the rates currently offered for deposits of similar remaining maturities.

Borrowings
Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing borrowings.

Commitments to Extend Credit, Standby Letters of Credit, and Financial Guarantees Written
The fair value of commitments, letters of credit and financial guarantees is estimated to be approximately the fees charged for these arrangements.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

20. FAIR VALUE MEASUREMENT AND DISCLOSURES – CONTINUED

Impaired Loans
Nonrecurring fair value adjustments to loans reflect full or partial write-downs that are based on the loan’s observable market price or current appraised value of the collateral. Loans subjected to nonrecurring fair value adjustments based on the current appraised value of the collateral may be classified as Level 2 or Level 3 depending on the type of asset and the inputs to the valuation. When appraisals are used to determine impairment, and these appraisals require significant adjustments to market-based valuation inputs or apply an income approach based on unobservable cash flows to measure fair value, the related loans subjected to nonrecurring fair value adjustments are typically classified as Level 3 due to the fact that Level 3 inputs are significant to the fair value measurement.

Foreclosed Real Estate
Nonrecurring fair value adjustments to other real estate reflect full or partial write-downs that are based on the real estate’s observable market price or current appraised value of the collateral, net of estimated selling costs.

Items Measured at Fair Value on a Recurring Basis
The following fair value hierarchy table presents information about the Bank’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2016 and 2015:

		Fair Value Measurement at Report Date Using
	Fair Value	Quoted Prices In Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
December 31, 2016
State and municipal securities	$3,617,027	$-	$3,617,027	$-
U.S. Government sponsored mortgage-backed securities	39,655,029	-	39,655,029	-
	$43,272,056	$-	$43,272,056	$-

December 31, 2015
U.S. Government and agency securities	$743,469	$-	$743,469	$-
State and municipal securities	2,368,703	-	2,368,703	-
U.S. Government sponsored mortgage-backed securities	32,444,948	-	32,444,948	-
	$35,557,120	$-	$35,557,120	$-

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

20. FAIR VALUE MEASUREMENT AND DISCLOSURES – CONTINUED

Items Measured at Fair Value on a Nonrecurring Basis
The following fair value hierarchy table presents information about the Bank’s assets and liabilities measured at fair value on a nonrecurring basis as of December 31, 2016 and 2015:

		Fair Value Measurement at Report Date Using
	Fair Value	Quoted Prices In Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
December 31, 2016
Impaired loans, net	$3,222,291	$-	$-	$3,222,291
Foreclosed real estate	243,927	-	-	243,927
	$3,466,218	$-	$-	$3,466,218
December 31, 2015
Impaired loans, net	$6,687,413	$-	$-	$6,687,413
Foreclosed real estate	1,847,257	-	-	1,847,257
	$8,534,670	$-	$-	$8,534,670

No gains or losses have been recorded for impaired loans or foreclosed real estate subsequent to the initial measurement.

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

20. FAIR VALUE MEASUREMENT AND DISCLOSURES – CONTINUED

The estimated fair values of the Bank’s financial instruments as of December 31 are as follows:

	2016		2015
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in thousands)
Financial assets:
Cash and cash equivalents	$6,105	$6,105	$8,606	$8,606
Securities available-for-sale	43,272	43,272	35,557	35,557
Restricted equity securities	1,277	1,277	986	986
Loans held-for-sale	1,133	1,132	1,463	1,463
Loans, net	403,749	403,122	371,834	371,867
Bank-owned life insurance	9,836	9,836	9,599	9,599
Accrued interest receivable	1,171	1,171	1,166	1,166
Financial liabilities:
Deposits	414,514	406,612	388,960	381,791
FHLB advances	12,219	12,120	5,806	5,930
Accrued interest payable	232	232	208	208
Unrecognized financial instruments:
Commitments to extend credit	98,854	99	93,823	94

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

21. PARENT COMPANY ONLY FINANCIAL INFORMATION

The following information presents the condensed statements of financial condition, income and cash flows of Capstone Bancshares, Inc. as of December 31, 2016 and 2015, and for the years then ended:

CONDENSED STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS
Cash	$1,963,030	$1,941,302
Investment in subsidiary	55,674,382	53,119,134
Other assets	223,147	729,253
TOTAL ASSETS	$57,860,559	$55,789,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other liabilities	$1,000	$428,016
Stockholders’ equity	57,899,744	55,361,673
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$57,900,744	$55,789,689

CONDENSED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
INTEREST INCOME	$5,414	$5,808
EXPENSE
Employee benefits	13,008	16,148
Other operating expense	91,984	96,293
Total expense	104,992	112,441
Loss before income tax benefit and equity earnings of subsidiary	(99,578)	(106,633)
Income tax benefit	47,187	37,691
Loss before equity in earnings of subsidiary	(52,391)	(68,942)
Equity in earnings of subsidiary	3,721,601	3,685,665
NET INCOME	$3,669,210	$3,616,723

CAPSTONE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

21. PARENT COMPANY ONLY FINANCIAL INFORMATION – CONTINUED

CONDENSED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,669,210	$3,616,723
Adjustments to reconcile net income to net cash used in operating activities:
Equity in earnings of subsidiary	(3,721,601)	(3,685,665)
Deferred income taxes	5,335	(37,691)
Stock-based compensation	13,007	18,655
Net other operating activities	33,567	29,104
Net cash used in operating activities	(482)	(58,874)
CASH FLOWS FROM INVESTING ACTIVITIES
Dividends from subsidiary	596,734	596,416
Net cash provided by investing activities	596,734	596,416
CASH FLOWS FROM FINANCING ACTIVITIES
Sale of treasury stock	22,210	18,360
Dividends declared and paid	(596,734)	(596,416)
Net cash used in financing activities	(574,524)	(578,056)
NET INCREASE (DECREASE) IN CASH	21,728	(40,514)
CASH AT BEGINNING OF YEAR	1,941,302	1,981,816
CASH AT END OF YEAR	$1,963,030	$1,941,302